Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Crown Castle International Corp.:
We consent to the incorporation by reference in the registration statements (Nos. 333-67379, 333-101008, 333-118659 and 333-163843) on Form S-8, the registration statements (Nos. 333-94821, 333-41106, and 333-106728) on Form S-3, and the registration statements (Nos. 333-139953, 333-140452, and 333-156781) on Form S-3 ASR of Crown Castle International Corp. of our reports dated February 15, 2011, with respect to the consolidated balance sheets of Crown Castle International Corp. as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Crown Castle International Corp.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 13, 2012